UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

VASO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18105	11-2871434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 Commercial St., Suite 200, Plainview, New York 11803
(Address of Principal Executive Offices and Zip Code)

(516) 997-4600
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Exchange Act (17 CFR §240.12b-2).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On July 31, 2026, Vaso Corporation (“Vaso”), VasoTechnology, Inc., a Delaware corporation and wholly owned subsidiary of Vaso (“VasoTech”), NetWolves Network Services LLC, a Florida limited liability company and wholly owned subsidiary of VasoTech (“NetWolves”), and COEO Solutions, LLC, an Illinois limited liability company (“Buyer”), entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which Buyer purchased from Vaso and VasoTech all of the issued and outstanding membership interests of NetWolves.

NetWolves is engaged in the business of designing or delivering multi-network or multi-technology solutions as a managed network provider or single-source solution, including design, network redundancy, application device management, real-time network monitoring, reporting and support systems.

The base purchase price under the Purchase Agreement is $14,500,000.00 in cash, subject to customary post-closing adjustments based on net working capital, closing cash, closing indebtedness and unpaid seller expenses, as more fully described in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Vaso, VasoTech, NetWolves, Buyer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the purposes of the Purchase Agreement and as of specified dates, were solely made for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including qualifications contained in confidential disclosure schedules delivered in connection with the Purchase Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The representations and warranties were made for purposes of allocating contractual risk among the parties to the Purchase Agreement and should not be relied upon as statements of fact. Accordingly, investors and security holders should not rely on the representations, warranties and covenants, or any description thereof, as characterizations of the actual state of facts or condition of the parties, their subsidiaries or affiliates.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On July 31, 2026, pursuant to the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, Buyer purchased all of the issued and outstanding membership interests of NetWolves from Vaso and VasoTech. As a result of the transaction, NetWolves ceased to be an indirect wholly owned subsidiary of Vaso.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information of Vaso giving effect to the disposition of NetWolves will be filed as Exhibit 99.1 to this Current Report via an amendment to this Form 8-K within four business days of the closing date of the transactions reported herein.

(d)  Exhibits.

Exhibit No.	Description
10.1	Equity Purchase Agreement, dated as of July 31, 2026, by and among COEO Solutions, LLC, NetWolves Network Services, LLC, VasoTechnology, Inc. and Vaso Corporation. Certain schedules to the Equity Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and Vaso Corporation agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2026

VASO CORPORATION

By:	/s/ Jun Ma
Name:	Jun Ma
Title:	Chief Executive Officer and President

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